EXHIBIT (23)-(1)





                                   CONSENT OF INDEPENDENT ACCOUNTANTS
                                   ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1997 appearing on page 112 of the combined Wisconsin Energy Corporation and Wisconsin Electric Power Company's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/s/Price Waterhouse LLP
-----------------------
PRICE WATERHOUSE LLP

Milwaukee, Wisconsin
November 14, 1997